SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
______________________

FORM S-8
REGISTRATION STATEMENT
Under The Securities Act of 1933

WINLAND ELECTRONICS, INC.
(Exact Name of Registrant as Specified in its Charter)
_________________

Minnesota	41-0992135
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

1950 Excel Drive
Mankato, MN  56001
(Address of Principal Executive Office and Zip Code)
___________________________________________

Winland Electronics, Inc. 2008 Equity Incentive Plan
(Full Title of the Plan)

Thomas J. de Petra
Winland Electronics, Inc.
1950 Excel Drive
Mankato, MN  56001
(507) 625-7231
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
Thomas F. Steichen
Fredrikson & Byron, P.A.
200 South Sixth Street
Suite 4000
Minneapolis, Minnesota  55402
___________________________

** Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting Company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock issuable upon exercise of awards granted under the 2008 Equity Incentive Plan	200,000 shares	$0.77	$154,000	$8.59

(1)
In addition, pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein and any additional securities which may become issuable pursuant to anti-dilution provisions of the plan.

(2)	Estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee and based upon the average of the high and low prices of the Registrant's Common Stock on June 8, 2009.

The purpose of this Registration Statement is to register additional shares for issuance under the Registrant’s Registration Statement on Form S-8, Reg. No. 333-153377, are incorporated herein by reference.

SIGNATURES

The Registrant.  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mankato and State of Minnesota, on the 9th day of June, 2009.

Winland Electronics, Inc.

By:	/s/ Thomas J. de Petra
Thomas J. de Petra
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

(Power of Attorney)

Each of the undersigned constitutes and appoints Thomas J. de Petra and Glenn Kermes his true and lawful attorney-in-fact and agent, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Form S-8 Registration Statement of Winland Electronics, Inc. relating to the Company's 2008 Equity Incentive Plan and any or all amendments or post-effective amendments to the Form S-8 Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Thomas J. de Petra	President and Chief Executive Officer and Director (principal executive officer)	May 27, 2009
Thomas J. de Petra

/s/ Glenn A. Kermes	Chief Financial and Accounting Officer (principal financial officer)	May 27, 2009
Glenn A. Kermes

/s/ Lorin E. Krueger	Director	May 27, 2009
Lorin E. Krueger

/s/ Richard T. Speckmann	Director	May 27, 2009
Richard T. Speckmann

/s/ Thomas J. Goodmanson	Director	May 27, 2009
Thomas J. Goodmanson

/s/ Thomas J. Brady	Director	May 27, 2009
Thomas J. Brady

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

WINLAND ELECTRONICS, INC.

Form S-8 Registration Statement

E X H I B I T  I N D E X

Exhibit
Number                      Exhibit Description

5.1	Opinion and Consent of counsel regarding securities under the 2008 Equity Incentive Plan.
23.1	Consent of counsel (See Exhibit 5).
23.2	Consent of McGladrey & Pullen, LLP.
24	Power of attorney.